UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2009
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 17, 2009, Cousins Properties Incorporated (the “Company”) announced role changes among its executive leadership team, effective immediately. Daniel M. Dupree, formerly the Company’s President and Chief Operating Officer, has been named Vice Chairman of the Company. Lawrence L. Gellerstedt III, formerly the Company’s Executive Vice President and Chief Development Officer, has been named President and Chief Operating Officer.
     Mr. Gellerstedt, 52, joined the Company in June 2005 as Senior Vice President and President of the Office/Multi-Family Division. Mr. Gellerstedt became the Company’s Executive Vice President and Chief Development Officer in May 2008. From 2003 to 2005, Mr. Gellerstedt was Chairman and Chief Executive Officer of The Gellerstedt Group. From 2001 to 2003, he was President and Chief Operating Officer of The Integral Group, LLC.
     The Company recognizes development fees as a result of a development contract where Mr. Gellerstedt is a partial owner of the entity for which the development is being conducted. In 2008, the Company recognized $101,581 in development fees relating to this contract.
     In 2009, Mr. Gellerstedt will receive an annual base salary of $375,000, an annual incentive cash award opportunity of 105% of his annual base salary ($393,750) and an annual long term equity incentive award target of $600,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At a regular meeting of the Board of Directors (the “Board”) of the Company held on February 17, 2009, the Board voted to amend the Company’s bylaws effective immediately. The amendment to the Bylaws is summarized as follows:
     Article I, Section 6: “Shareholder Proposals and Nominations.” This section was amended to clarify, among other things, (i) that notice procedures for shareholder nominations of directors are separate from those for proposals of other business; (ii) that references to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules do not limit the application of the Bylaws’ advance notice provisions; and (iii) that the Bylaws do not limit a shareholder’s right to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.
     As amended, this section also requires shareholders (and certain of their affiliates) proposing nominations or other business to disclose additional information, including (i) hedging and derivative positions relating to the Company’s stock, (ii) whether they intend to appear in person or by proxy at the annual meeting and (iii) whether they intend to solicit proxies in support of the proposal or nomination. This section, as amended, also requires shareholders to update the information previously disclosed with any changes, as of the record date and shortly before the meeting date.
     The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Cousins Properties Incorporated

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 20, 2009

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary